(See legend at the end of this Security for
                     restrictions on transfer and change of form)


                              DQE CAPITAL CORPORATION
                            Medium-Term Notes, Series A

                Unconditionally Guaranteed as to Payment of Principal,
                      Premium, if any, and Interest, if any, by


                                      DQE, Inc.

 Stated Maturity:  September 15, 2039   Redeemable:   Yes X  No
                                                         ---   ---
 Interest Rate:  8 3/8 % per annum        Initial Redemption Date:
                                              September 16, 2004
 Original Interest Accrual Date:              and at any time thereafter
     September 16, 1999
 Interest Payment Dates:  March 15,       Initial Redemption Price: 100%
     June 15, September 15
     and December 15, commencing          Reduction Percentage:  N/A
     December 15, 1999
 Regular Record Dates:  February 28(29),  Redemption Limitation Date: N/A
     May 31, August 31 and November 30    Redemption Limitation Date:  N/A


                                      OID:  Yes   No X
                                               --   ---
                                      Total Amount of OID (%):
                                      Yield to Maturity (%):
                                      Initial Accrual
                                      Period OID (%):
                                      (Constant - Yield Method)

                                      _________________________

                       This Security is not a Discount Security
                within the meaning of the within-mentioned Indenture.

                              ---------------------------


        Principal Amount                             Registered No.
        $ 100,000,000                                         CUSIP 23329F201





             DQE CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns, the principal sum of 100,000,000



                                                                      DOLLARS
        on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Interest Accrual Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Interest Accrual Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Unpaid Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

             Payment  of  the  principal of  and  premium,  if  any, on  this
        Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of Bank One Trust Company, NA (formerly known as The First National Bank of Chicago) in Chicago, Illinois, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security
        Register, except that (a) if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check, as shall be agreed upon by the Company, the Trustee and such Person and (b) upon the written request of a Holder of not less than $10 million in aggregate principal amount of Securities (as hereinafter defined) of the same series and Tranche delivered to the Company and the Paying Agent at least ten days prior to any Interest Payment Date, payment of interest on such Securities to such Holder on such Interest Payment Date shall be made by wire transfer of immediately available funds to an account maintained within the continental United States specified by such Holder or, if such Holder maintains an account with the entity acting as Paying Agent, by deposit into such account. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

             This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of August 1, 1999 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), of the Company and DQE, Inc. (the "Guarantor") to Bank One Trust Company, NA (formerly known as The First National Bank of Chicago), trustee herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and guaranteed. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

             If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

             If, as specified above, this Security is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified above, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified above for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified above until such redemption price is 100% of the principal amount of this Security to be redeemed.

             Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified above, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

             Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

             In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

             If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

             The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all
        Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

             As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

             The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company or the Guarantor with or into, and the conveyance or other transfer, or lease, of assets to, another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company or the Guarantor under the Indenture and on the Securities and to the release and discharge of the Company and the Guarantor, in certain circumstances, from such obligation.

             As provided in the Indenture and  subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of Bank One Trust Company, NA (formerly known as The First National Bank of Chicago) in Chicago, Illinois or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

             The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and any integral multiple thereof (except that the Securities of the Tranche of which this Security is a part shall be in minimum denominations of $25 which may be increased in multiples thereof). As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the corporate trust office of Bank One Trust Company, NA (formerly known as The First National Bank of Chicago) in Chicago, Illinois or such other office or agency as may be designated by the Company from time to time.

             No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             Prior to due surrender of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

             The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

             As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal, premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities or any guaranties, or any part of either thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or the Guarantor or of any predecessor or successor corporation (either directly or through the Company or the Guarantor, as the case requires, or a predecessor or successor corporation) of either thereof, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities and the Guaranties endorsed therein are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities and the Guaranties.

             Unless   the  certificate  of  authentication  hereon  has  been
        executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

             IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                      DQE CAPITAL CORPORATION



                                      By:
                                         ----------------------------
                                           Name:
                                           Title:

                                       GUARANTY

                       DQE, Inc., a corporation organized under the laws
             of the Commonwealth of Pennsylvania (the "Guarantor", which term includes any successor under the Indenture (the "Indenture") referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally guarantees to the Holder of the Security upon which this Guaranty is endorsed, the due and punctual payment of the principal of and premium, if any, and interest, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of DQE Capital Corporation, a corporation organized under the laws of the State of Delaware (the "Company", which term includes any successor under the Indenture), punctually to make any such payment, the Guarantor shall cause such payment to be made punctually when and as the same shall become due and payable, as aforesaid, as if such payment were made by the Company.

                       The  obligations of the Guarantor hereunder shall
             be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity thereof, or increase the principal amount of any Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Article Seven of the Indenture.

                       The  Guarantor  hereby  waives  the  benefits  of
             diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guaranty will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guaranty. This Guaranty shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal of, or premium, if any, or interest, if any, on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guaranty without first proceeding against the Company.

                       The obligations of  the Guarantor hereunder  with
             respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of and premium, if any, and interest, if any, on such Security have been, or have been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.

                       The Guarantor shall be  subrogated to all  rights
             of the Holder of such Security against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guaranty or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and premium, if any, and interest, if any, on all Securities issued under the Indenture shall have been paid in full.

                       This  Guaranty shall  remain  in  full force  and
             effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guaranty is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a "voidable preference", "fraudulent transfer", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such Security shall, to the fullest extent permitted by law, be reinstated and shall be deemed paid only to the extent of the amount paid and not so rescinded, reduced, restored or returned.

                       This  Guaranty shall not  be valid  or obligatory
             for any purpose until the certificate of authentication of the Security upon which this Guaranty is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

                       All terms used in this Guaranty which are defined
             in such Indenture shall have the meanings assigned to them in such Indenture.

                       This Guaranty shall be  governed by and construed
             in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

                       IN WITNESS WHEREOF, the Guarantor has caused this
             Guaranty to be executed as of the date first written above.

                                           DQE, INC.


                                           By:
                                              ----------------------------
                                               Name:
                                               Title:

                               CERTIFICATE OF AUTHENTICATION



               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                   Dated:
                                          --------------------------------

                                   BANK ONE TRUST COMPANY, NA
                                        as Trustee


                                   By:
                                        -----------------------------------
                                        Authorized Officer

               This Security may not be transferred or exchanged, nor may any purported transfer be registered, except (i) this Security may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for The Depository Trust Company (the "Depositary"), to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and (ii) this Security may be exchanged for definitive Securities registered in the respective names of the beneficial holders hereof, and thereafter shall be transferable without restrictions if: (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to the Securities and the Trustee shall not have been notified by the Company within ninety
          (90) days of the identity of a successor securities depositary with respect to the Securities or (B) the Company shall have delivered to the Trustee a Company Order to the effect that the Securities shall be so exchangeable on and after a date specified therein.

                                  -----------------

               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

          --------------------------------------------------------------------
                 [please insert social security or other identifying
                                number of assignee]

          --------------------------------------------------------------------
                 [please print or typewrite name and address of assignee]

          the within Security of DQE CAPITAL CORPORATION and does hereby irrevocably constitute and appoint_______________________________,
          Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.



          Dated:
                -----------------------    ------------------------------------

          Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.


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